UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): September 15, 2021

Lakeland Bancorp, Inc.

(Exact Name of Registrant as Specified in Charter)

New Jersey	000-17820	22-2953275
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

250 Oak Ridge Road, Oak Ridge, New Jersey 07438
(Address of Principal Executive Offices) (Zip Code)

(973) 697-2000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	LBAI	The NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Pursuant to the previously announced offering of $150.0 million aggregate principal amount of 2.875% Fixed-to-Floating Rate Subordinated Notes due 2031 (the “Notes”) to be issued by Lakeland Bancorp, Inc. (the “Company”), the Company and U.S. Bank National Association, as trustee, entered into an Indenture dated as of September 15, 2021 (the “Base Indenture”) and a First Supplemental Indenture dated as of September 15, 2021 to the Base Indenture (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), providing for the issuance of the Notes.

The Notes initially shall bear interest at an initial rate of 2.875% per annum, payable semi-annually in arrears on March 15 and September 15 of each year, commencing on March 15, 2022. The last interest payment date for the fixed rate period will be September 15, 2026. From and including September 15, 2026 to, but excluding September 15, 2031 or the date of earlier redemption, the Notes will bear interest at a floating rate per annum equal to the Benchmark rate (which is expected to be Three-Month Term SOFR), each as defined in and subject to the provisions of the Indenture, plus 220 basis points, payable quarterly in arrears on March 15, June 15, September 15 and December 15 of each year, commencing on December 15, 2026. Notwithstanding the foregoing, if the Benchmark rate is less than zero, the Benchmark rate shall be deemed to be zero.

The Company may redeem the Notes at such times and at the redemption prices as provided for in the Indenture.

The Base Indenture and the Supplemental Indenture (including the form of Notes) are filed as Exhibits 4.1 and 4.2 to this Current Report on Form 8-K, respectively, and are incorporated herein by reference.

The above-mentioned offering was made pursuant to an effective shelf registration statement on Form S-3 (File No. 333-237440) filed by the Company. A copy of the opinion of Luse Gorman, PC relating to the legality of the Notes is filed as Exhibit 5.1 to this Current Report on Form 8-K.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosures above under Item 1.01 of this Current Report on Form 8-K are also responsive to Item 2.03 of this Current Report on Form 8-K and are hereby incorporated by reference into this Item 2.03.

Item 8.01	Other Events.

On September 15, 2021, the Company issued a press release announcing the closing of its offering of the Notes. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description

4.1	Indenture, dated September 15, 2021, between Lakeland Bancorp, Inc. and U.S. Bank National Association, as trustee.

4.2	First Supplemental Indenture, dated September 15, 2021, between Lakeland Bancorp, Inc. and U.S. Bank National Association, as trustee.

4.3	Form of 2.875% Fixed-to-Floating Rate Subordinated Notes due 2031 (included in Exhibit 4.2).

5.1	Opinion of Luse Gorman, PC.

23.1	Consent of Luse Gorman, PC (included in Exhibit 5.1).

99.1	Press Release dated September 15, 2021

104	The cover page from the Company’s Form 8-K, formatted in Inline XBRL.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lakeland Bancorp, Inc.

Date: September 15, 2021	By:	/s/ Timothy J. Matteson
		Name:	Timothy J. Matteson
		Title:	Executive Vice President, Chief Administrative Officer, General Counsel and Corporate Secretary